Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION DECLARES
MONTHLY DISTRIBUTIONS OF $0.075 FOR JULY, AUGUST AND SEPTEMBER 2011

Equates to $0.225 for First Quarter of Fiscal 2012

RYE BROOK, NY, June 29, 2011 – The Board of Directors of Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) declared on June 28, 2011 monthly distributions of $0.075 per share for each of July, August and September 2011. These monthly distributions, which will be payable pursuant to the table below, equate to a total of $0.225 per share for the first quarter of fiscal 2012 ending September 30, 2011. The annualized distribution of $0.90 per share equates to a current yield of 11.7%, based on the closing price of the Company’s common stock of $7.70 per share on June 28, 2011.

Summary of First Quarter 2012 Monthly Distributions

Declared	Record Date	Payment Date	Amount Per Share

6/28/11	7/29/11	8/15/11	$0.075

6/28/11	8/31/11	9/15/11	$0.075

6/28/11	9/30/11	10/14/11	$0.075
Total for First Quarter 2012:			$0.225

About Full Circle: Full Circle Capital Corporation (“Full Circle Capital”) is a Rye Brook, New York based closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (NASDAQ: FULL). Full Circle Capital lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site at www.fccapital.com.

Forward-Looking Statements
This press release contains forward-looking statements which relate to future events or Full Circle Capital's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle Capital's filings with the Securities and Exchange Commission. Full Circle Capital undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	Lippert/Heilshorn & Associates
914-220-6300	212-838-3777
Jstuart@fccapital.com	sprince@lhai.com

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